Exhibit 4.2

FLOWERS FOODS, INC.

OFFICER’S CERTIFICATE

February 14, 2025

Reference is made to the Indenture, dated as of April 3, 2012 (the “Base Indenture”), by and between Flowers Foods, Inc. (the “Company”) and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee (the “Base Indenture Trustee”), and the Underwriting Agreement, dated February 11, 2025, by and among the Company and BofA Securities, Inc., Deutsche Bank Securities Inc., RBC Capital Markets, LLC, and Wells Fargo Securities, LLC, acting as representatives of the several Underwriters named therein, relating to the offer and sale by the Company of (i) $500,000,000 aggregate principal amount of its 5.750% Senior Notes due 2035 (the “2035 Notes”) and (ii) $300,000,000 aggregate principal amount of its 6.200% Senior Notes due 2055 (the “2055 Notes” and, together with the 2035 Notes, the “Notes”).

The Company has duly authorized the execution and delivery of the Base Indenture to provide for the issuance from time to time of its notes or other evidences of indebtedness to be issued in one or more Series as provided for in the Base Indenture.

The Base Indenture provides that a Series of Notes (as defined in the Base Indenture) shall be in the form and shall have such terms and provisions as may be established by or pursuant to a Board Resolution, a supplemental indenture, or an Officer’s Certificate (the “Certificate”).

The Company has determined to issue the 2035 Notes and the 2055 Notes under the Base Indenture, pursuant to the terms of this Certificate and substantially in the forms as herein set forth, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Base Indenture and this Certificate.

The Company, by action duly taken, has authorized the execution of this Certificate and the issuance of the Notes.

Capitalized terms used but not otherwise defined in this Certificate or the exhibits hereto shall have the respective meanings given such terms in the Base Indenture. The undersigned Chief Financial Officer, R. Steve Kinsey, hereby certifies and establishes the terms of each new Series of the 2035 Notes and the 2055 Notes as follows:

(1)

Pursuant to Section 2.02 of the Base Indenture, the Company hereby appoints Regions Bank as series Trustee, Paying Agent, and Registrar with respect to each of the 2035 Notes and the 2055 (the “Series Trustee”), with all of the rights, powers, and duties under the Base Indenture with respect to each of the 2035 Notes and the 2055 Notes, and Regions Bank, by execution of the Acknowledgement hereto, acknowledges and agrees to the certifications and terms set forth in this Certificate, the Notes and the Base Indenture, as supplemented hereby, and evidences and provides for the acceptance of its appointment as Series Trustee, Paying Agent, and Registrar hereunder with respect to each of the 2035 Notes and the 2055 Notes.

(2)

The Base Indenture Trustee will continue to serve as the Trustee under the Base Indenture with respect to the existing Series of securities outstanding as to which it has served and continues to serve as Trustee under the Base Indenture, and for all other purposes under the Base Indenture (other than with respect to the 2035 Notes and the 2055 Notes issued pursuant to this Certificate).

(3)	Pursuant to Section 2.02 of the Base Indenture, the Company hereby establishes a Series of Notes (as that term is defined in the Base Indenture), the terms of which shall be:

a.	Title: 5.750% Senior Notes due 2035 (the 2035 Notes).

b.	Principal Amount: $500,000,000.

c.

Interest: The interest rate on the 2035 Notes will be 5.750% per year. Interest on the 2035 Notes will accrue from February 14, 2025 and will be payable semiannually in arrears on March 15 and September 15 of each year, beginning September 15, 2025.

d.	Form and Denominations: Fully-registered book-entry form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

e.	Form of Note: The 2035 Notes shall be in substantially the form attached hereto as Exhibit A and such form is hereby approved by the Company.

f.	Maturity: March 15, 2035.

g.

Optional Redemption: Prior to December 15, 2034 (three months prior to the maturity date of the 2035 Notes) (the “2035 Notes Par Call Date”), the Company may redeem the 2035 Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2035 Notes matured on the 2035 Notes Par Call Date) on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in Exhibit A under “Optional Redemption”) applicable to the 2035 Notes plus 20 basis points less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the 2035 Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the 2035 Notes Par Call Date, the Company may redeem the 2035 Notes at its option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2035 Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

The Optional Redemption terms shall be as further described and set forth in the Form of Note attached hereto as Exhibit A under “Optional Redemption.”

h.

Repurchase Upon Change of Control Triggering Event: If a Change of Control Triggering Event (as defined in Exhibit A) occurs, unless the Company has exercised its right to redeem the 2035 Notes in whole, it will be required to make an offer to each holder of such 2035 Notes to repurchase all, or any part (equal to a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof) of such holder’s 2035 Notes for a payment in cash equal to 101% of the aggregate principal amount of the 2035 Notes plus unpaid interest, if any, accrued to, but excluding, the date of repurchase, as described in the Form of Note attached hereto as Exhibit A under “Repurchase Upon Change of Control Triggering Event.”

i.

Special Mandatory Redemption: The 2035 Notes will be subject to a “special mandatory redemption” in the event that (i) the Company’s pending acquisition of Purposeful Foods Holdings, Inc., the parent company of Simple Mills, Inc. (the “Simple Mills Acquisition”) is not consummated on or prior to the later of (x) April 7, 2025 (as such date may be extended in accordance with the Merger Agreement (as defined in Exhibit A) to October 7, 2025) (the “Termination Date”) or (y) the date that is five business days after any later date to which the parties to the Merger Agreement may agree to extend the Termination Date in the Merger Agreement, or (ii) the Company notifies the Series Trustee in writing that it will not pursue consummation of the Simple Mills Acquisition. If a special mandatory redemption event occurs, the Company will be required to redeem the outstanding 2035 Notes at the “special mandatory redemption price” equal to 101% of the principal amount thereof plus accrued and unpaid interest from the date of initial issuance, or the most recent date to which interest has been paid or provided for, whichever is later, to, but excluding, the special mandatory redemption date, as described in the Form of Note attached hereto as Exhibit A under “Special Mandatory Redemption.”

j.	Sinking Fund: None.

k.	Public Offering Price: 99.818% of principal amount of the 2035 Notes, plus accrued interest from February 14, 2025, if settlement occurs after that date.

l.	Place of Payment: Payments of principal and interest on the 2035 Notes will be made to The Depository Trust Company as the registered owner of the global security.

m.	Events of Default: Events of Default shall be as set forth in Article 6 of the Base Indenture, as modified by the Form of Note attached hereto as Exhibit A under “Events of Default and Remedies.”

n.

Cross Default: If an Event of Default with respect to the 2035 Notes shall occur and be continuing, the principal of the 2035 Notes may be declared, and in certain cases shall automatically become, due and payable in the manner and with the effect provided in the Base Indenture; provided that under Section 6.01(4)(A) and (B) of the Base Indenture, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates to $150,000,000 or more.

o.	Restrictive Covenants: As set forth in Article 4 of the Base Indenture and clauses (p) and (q) below.

p.	Limitations on Liens: As set forth in the Form of Note attached hereto as Exhibit A under “Limitation on Liens.”

q.	Limitations on Sale and Leaseback Transactions: As set forth in the Form of Note attached hereto as Exhibit A under “Limitations on Sale and Leaseback Transactions.”

r.	Defeasance: The Note shall be defeasible as provided in Article 8 of the Base Indenture, as modified by the Form of Note attached hereto as Exhibit A under “Defeasance.”

s.	Series Trustee: Regions Bank.

(4)	Pursuant to Section 2.02 of the Base Indenture, the Company hereby establishes a Series of Notes (as that term is defined in the Base Indenture), the terms of which shall be:

a.	Title: 6.200% Senior Notes due 2055 (the 2055 Notes).

b.	Principal Amount: $300,000,000.

c.

Interest: The interest rate on the 2055 Notes will be 6.200% per year. Interest on the 2055 Notes will accrue from February 14, 2025 and will be payable semiannually in arrears on March 15 and September 15 of each year, beginning September 15, 2025.

d.	Form and Denominations: Fully-registered book-entry form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

e.	Form of Note: The 2055 Notes shall be in substantially the form attached hereto as Exhibit B and such form is hereby approved by the Company.

f.	Maturity: March 15, 2055.

g.

Optional Redemption: Prior to September 15, 2054 (six months prior to the maturity date of the 2055 Notes) (the “2055 Notes Par Call Date”), the Company may redeem the 2055 Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2055 Notes matured on the 2055 Notes Par Call Date) on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in Exhibit B under “Optional Redemption”) applicable to the 2055 Notes plus 25 basis points less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the 2055 Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the 2055 Notes Par Call Date, the Company may redeem the 2055 Notes at its option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2055 Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

The Optional Redemption terms shall be as further described and set forth in the Form of Note attached hereto as Exhibit B under “Optional Redemption.”

h.

Repurchase Upon Change of Control Triggering Event: If a Change of Control Triggering Event (as defined in Exhibit B) occurs, unless the Company has exercised its right to redeem the 2055 Notes in whole, it will be required to make an offer to each holder of such 2055 Notes to repurchase all, or any part (equal to a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof) of such holder’s 2055 Notes for a payment in cash equal to 101% of the aggregate principal amount of the 2055 Notes plus unpaid interest, if any, accrued to, but excluding, the date of repurchase, as described in the Form of Note attached hereto as Exhibit B under “Repurchase Upon Change of Control Triggering Event.”

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i.

Special Mandatory Redemption: The 2055 Notes will be subject to a “special mandatory redemption” in the event that (i) the Simple Mills Acquisition is not consummated on or prior to the later of (x) April 7, 2025 (as such date may be extended in accordance with the Merger Agreement (as defined in Exhibit B) to October 7, 2025) (the Termination Date) or (y) the date that is five business days after any later date to which the parties to the Merger Agreement may agree to extend the Termination Date in the Merger Agreement, or (ii) the Company notifies the Series Trustee in writing that it will not pursue consummation of the Simple Mills Acquisition. If a special mandatory redemption event occurs, the Company will be required to redeem the outstanding 2055 Notes at the “special mandatory redemption price” equal to 101% of the principal amount thereof plus accrued and unpaid interest from the date of initial issuance, or the most recent date to which interest has been paid or provided for, whichever is later, to, but excluding, the special mandatory redemption date, as described in the Form of Note attached hereto as Exhibit B under “Special Mandatory Redemption.”

j.	Sinking Fund: None.

k.	Public Offering Price: 99.330% of principal amount of the 2055 Notes, plus accrued interest from February 14, 2025, if settlement occurs after that date.

l.	Place of Payment: Payments of principal and interest on the 2055 Notes will be made to The Depository Trust Company as the registered owner of the global security.

m.	Events of Default: Events of Default shall be as set forth in Article 6 of the Base Indenture, as modified by the Form of Note attached hereto as Exhibit B under “Events of Default and Remedies.”

n.

Cross Default: If an Event of Default with respect to the 2055 Notes shall occur and be continuing, the principal of the 2055 Notes may be declared, and in certain cases shall automatically become, due and payable in the manner and with the effect provided in the Base Indenture; provided that under Section 6.01(4)(A) and (B) of the Base Indenture, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates to $150,000,000 or more.

o.	Restrictive Covenants: As set forth in Article 4 of the Base Indenture and clauses (p) and (q) below.

p.	Limitations on Liens: As set forth in the Form of Note attached hereto as Exhibit B under “Limitation on Liens.”

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q.	Limitations on Sale and Leaseback Transactions: As set forth in the Form of Note attached hereto as Exhibit B under “Limitations on Sale and Leaseback Transactions.”

r.	Defeasance: The Note shall be defeasible as provided in Article 8 of the Base Indenture, as modified by the Form of Note attached hereto as Exhibit B under “Defeasance.”

s.	Series Trustee: Regions Bank.

(5)

Pursuant to Section 2.02 and 2.04 of the Base Indenture, the place where the principal of and interest on the Notes shall be payable or where the Notes may be presented for registration and registration of transfer or for exchange shall, initially, be the office of the Series Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date hereof is located at: Regions Bank, 1180 West Peachtree Street, Suite 1200, Atlanta, Georgia 30309 Attention: Corporate Trust Department, or at such other address as to which the Series Trustee may give notice to the Company as provided in Section 11.01 of the Base Indenture. The address provided in this Paragraph 5 for the Series Trustee shall also, initially, be included as the applicable address for the Series Trustee for purposes of Section 11.01 of the Base Indenture.

(6)

The terms and provisions contained in the Base Indenture will constitute, and are hereby expressly made, a part of this Certificate. However, to the extent any provision of the Base Indenture conflicts with the express provisions of this Certificate, the provisions of this Certificate will govern and be controlling.

[signature page follows]

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IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date first written above.

FLOWERS FOODS, INC.

By:	/s/ R. Steve Kinsey
Name: R. Steve Kinsey
Title: Chief Financial Officer

[Signature Page to Officer’s Certificate Establishing Terms of Notes]

ACKNOWLEDGED AND AGREED:

REGIONS BANK, as Series Trustee

By:	/s/ Kristine Prall
Name: Kristine Prall
Title: Vice President

[Signature Page to Officer’s Certificate Establishing Terms of Notes]

Exhibit A

Form of 2035 Note

THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”). THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF ANY PERSON OTHER THAN DTC OR A NOMINEE THEREOF, AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER, OR IN EXCHANGE FOR OR IN LIEU OF, THIS SECURITY SHALL BE A GLOBAL NOTE SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

No. 1	Principal Amount: $500,000,000

CUSIP No. 343498 AD3

FLOWERS FOODS, INC.

5.750% Senior Notes due 2035

FLOWERS FOODS, INC., a Georgia corporation (hereinafter called the “Company,” which term shall include any successor Person under the Indenture (as defined on the Reverse Side of Note)), for value received, hereby promises to pay to Cede & Co., as nominee for DTC, or registered assigns, upon presentation, the principal amount of five hundred million dollars ($500,000,000) on March 15, 2035, the maturity date, unless subject to earlier redemption or repurchase in accordance with the terms of this Note and to pay interest on the outstanding principal amount from February 14, 2025 or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semiannually in arrears on March 15 and September 15 in each year (each, an “Interest Payment Date”), commencing September 15, 2025, at the rate of 5.750% per annum (calculated based on a 360-day year consisting of twelve 30-day months), until the entire principal amount hereof is paid or made available for payment.

The interest so payable, and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid, in immediately available funds, to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the regular record date for such interest, which shall be March 1 or September 1 (whether or not a Business Day), as the case may be (each, a “Regular Record Date”), immediately preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder of record on such Regular Record Date, and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of defaulted interest to be fixed by the Series Trustee (as defined below), notice whereof shall be given to Holders of the Notes (as defined below) not more than 15 days prior to such Special Record Date and not less than 10 days prior to the related payment date for such defaulted interest, or may be paid at any time in any other lawful manner deemed practicable by the Series Trustee and not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Payment of the principal of, premium, if any, and interest on this Global Note will be paid to DTC for the purpose of permitting DTC to credit the principal, premium, if any, and interest received by it in respect of this Global Note to the accounts of the beneficial owners thereof; provided, however, that if this Note is not a Global Note, payment of the principal of, premium, if any, and interest on this Note will be made at the office or agency of the Series Trustee, or elsewhere as provided in the Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; and provided, further, that, if this Note is not a Global Note, at the option of the Company, payment of interest on an Interest Payment Date may be made by (a) check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (b) wire transfer to an account maintained by the Person entitled thereto as specified in the Security Register.

Additional provisions of this Note are set forth following the signature page hereof, which provisions shall for all purposes have the same effect as if set forth at this place.

2

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed this 14th day of February, 2025.

FLOWERS FOODS, INC.

By:
Name: R. Steve Kinsey
Title: Chief Financial Officer

SERIES TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This Note is one or all of the Securities of the Series designated, described or provided for in the within-mentioned Indenture.

Dated: February 14, 2025

REGIONS BANK, as Series Trustee

By:
Authorized Signatory

[REVERSE SIDE OF NOTE]

5.750% Senior Note due 2035

This Note is one or all of a duly authorized issue of securities of the Company issued and to be issued in one or more series under the Indenture, dated as of April 3, 2012 (the “Base Indenture”), between the Company and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee (the “Base Trustee”), as amended and supplemented from time to time, including without limitation, pursuant to the Officer’s Certificate, dated February 14, 2025 (the “Officer’s Certificate” and, together with the Base Indenture, the “Indenture”), establishing the specific terms and form of this Note and appointing Regions Bank to serve as series trustee with respect to the Notes (the “Series Trustee”, which term includes any successor trustee thereunder), which Indenture reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Series Trustee and the Holders of the Securities and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one or all of the securities of the Series issued hereby and designated as the “5.750% Senior Notes due 2035” (the “Notes”).

The Company appointed Regions Bank as Series Trustee, Paying Agent, and Registrar with respect to the Notes, with all of the rights, powers, and duties under the Indenture with respect to the Notes, and Regions Bank, by execution of an Acknowledgement to the Officer’s Certificate, accepted such appointment. The Base Trustee will continue to serve as the trustee under the Base Indenture with respect to the existing Series of securities outstanding as to which it has served and continues to serve as trustee under the Base Indenture, and for all other purposes under the Base Indenture (other than with respect to the Notes and the Company’s 6.200% Senior Notes due 2055 issued simultaneously herewith).

Optional Redemption

Prior to December 15, 2034 (three months prior to the maturity date of the Notes) (the “Par Call Date”), the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 20 basis points less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the Par Call Date, the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Notwithstanding the foregoing, installments of interest on the Notes that are due and payable on an Interest Payment Date falling on or prior to a redemption date will be payable on that Interest Payment Date to the Holders as of the close of business on the relevant record date according to the Notes and the Indenture.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semiannual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semiannual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

The Series Trustee shall have no duty or responsibility to determine, or verify the calculation of, the redemption price.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each Holder of the Notes to be redeemed. Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on any Notes or portions thereof called for redemption. If less than all the Notes are to be redeemed, the Series Trustee will select the Notes to be redeemed pro rata, by lot, or by another method compliant with applicable legal and securities exchange requirements, if any, and that the Series Trustee deems to be fair and appropriate in accordance with DTC’s procedures.

Special Mandatory Redemption

The Notes will be subject to a special mandatory redemption in the event that (i) the Simple Mills Acquisition (as defined below) is not consummated on or prior to the later of (x) April 7, 2025 (as such date may be extended in accordance with the Merger Agreement (as defined below) to October 7, 2025) (the “Termination Date”) or (y) the date that is five business days after any later date to which the parties to the Merger Agreement may agree to extend the Termination Date in the Merger Agreement (the “Special Mandatory Redemption End Date”), or (ii) the Company notifies the Series Trustee in writing that it will not pursue consummation of the Simple Mills Acquisition. Each of such events is referred to as a “Special Mandatory Redemption Event.” If a Special Mandatory Redemption Event occurs, the Company will be required to redeem the outstanding Notes at a price (the “Special Mandatory Redemption Price”) equal to 101% of the principal amount thereof plus accrued and unpaid interest from the date of initial issuance, or the most recent date to which interest has been paid or provided for, whichever is later, to, but excluding, the special mandatory redemption date, which date will be selected by the Company and will be a date no later than ten business days following the occurrence of the Special Mandatory Redemption Event (the “Special Mandatory Redemption Date”). Unless the Company defaults in payment of the Special Mandatory Redemption Price, on and after such Special Mandatory Redemption Date, interest on the Notes will cease to accrue.

In the event that the Company becomes obligated to redeem the Notes pursuant to the special mandatory redemption, the Company, either directly or through the Series Trustee at the

Company’s written direction and on the Company’s behalf, will cause a notice of the special mandatory redemption to be sent, not later than five business days after the occurrence of the Special Mandatory Redemption Event, to each Holder of the Notes at their registered addresses (with a copy of such notice simultaneously delivered to the Series Trustee if directly sent by the Company). Such notice will also specify the Special Mandatory Redemption Date. If funds sufficient to pay the Special Mandatory Redemption Price of the Notes to be redeemed on the Special Mandatory Redemption Date are deposited with the Paying Agent on or before such Special Mandatory Redemption Date, and certain other conditions are satisfied, on and after such Special Mandatory Redemption Date, the Notes to be redeemed will cease to accrue interest and all rights under the Indenture with respect to the Notes to be redeemed shall terminate.

Failure to make the special mandatory redemption, if required in accordance with the terms described above, will constitute an Event of Default under the Indenture with respect to the Notes.

Upon the consummation of the Simple Mills Acquisition, the foregoing provisions regarding special mandatory redemption will cease to apply. For purposes of the foregoing, the Simple Mills Acquisition will be deemed consummated if the closing under the Merger Agreement occurs, including after giving effect to any amendments or modifications to the Merger Agreement or waivers thereunder acceptable to the Company.

For purposes of the foregoing discussion of the special mandatory redemption provisions, the following definitions are applicable:

“Simple Mills” means Simple Mills, Inc.

“Simple Mills Acquisition” means the proposed acquisition of Purposeful Foods Holdings, Inc., the parent company of Simple Mills, by Flowers Foods, Inc., pursuant to the Merger Agreement.

“Merger Agreement” means the Agreement and Plan of Merger, dated January 7, 2025, by and among Flowers Foods, Inc., Daffodil Acquisition Sub, LLC, Daffodil Merger Sub, Inc., and Purposeful Foods Holdings, Inc., as such agreement may be amended or modified or any provision thereof waived.

Repurchase Upon Change of Control Triggering Event

If a Change of Control Triggering Event (as defined below) occurs, unless the Company has exercised its option to redeem the Notes, it will be required to make an offer to each Holder of such Notes to repurchase all or any part (equal to a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes (the “Change of Control Offer”) for a payment in cash equal to 101% of the aggregate principal amount of the Notes plus unpaid interest, if any, accrued to, but excluding, the date of repurchase (the “Change of Control Payment”), subject to the rights of Holders of such Notes on a Regular Record Date or Special Record Date to receive any interest due on the Change of Control Payment Date (as defined below).

Within 30 days following any Change of Control Triggering Event or, at the Company’s option, prior to any Change of Control (as defined below), but after public announcement of the transaction that constitutes or may constitute the Change of Control, the Company will mail or deliver electronically a notice to each Holder of Notes, with a copy to the Series Trustee, describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase the Notes on the date specified in such notice, which date will be no earlier than 10 days and no later than 60 days from the date such notice is mailed to Holders (the “Change of Control Payment Date”). The notice, if mailed prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned upon the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

On the Change of Control Payment Date, the Company will, to the extent lawful:

(1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3) deliver or cause to be delivered to the Series Trustee for cancellation the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased.

The Paying Agent will promptly transmit to each Holder who properly tendered Notes the Change of Control Payment for the Notes being repurchased, and the Series Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unrepurchased portion, if any, of any Notes surrendered; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

The Company will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for the Change of Control Offer otherwise to be made by the Company, and the third party purchases all Notes properly tendered and not withdrawn under its offer. In addition, the Company will not repurchase any Notes if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the Indenture, other than a Default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

If Holders of not less than 90% in aggregate principal amount of outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company, as described above, purchases all of the Notes validly tendered and not withdrawn by such Holders, all of the Holders will be deemed to have consented to such Change of Control Offer and, accordingly, the

Company will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption (subject to the right of Holders of record on a record date to receive interest on the relevant Interest Payment Date).

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions, the Company will comply with those securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Offer provisions herein by virtue of any such conflict.

The failure by the Company to comply with its obligations in the event of a Change of Control Triggering Event will constitute an Event of Default with respect to the Notes.

For purposes of the foregoing discussion of the Change of Control Offer provisions, the following definitions are applicable:

“Change of Control” means the occurrence of any one of the following:

(1)

the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any “person” or “group” within the meaning of Section 13(d)(3) of the Exchange Act other than to the Company or its Subsidiaries;

(2)

the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person or group becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our outstanding voting stock or other voting stock into which the Company’s voting stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than the number of shares;

(3)

the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the Company’s outstanding voting stock is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Company’s voting stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the voting stock of the surviving Person or any direct or indirect parent company of the surviving Person immediately after giving effect to such transaction; or

(4)	the adoption of a plan relating to the Company’s liquidation, dissolution or winding up (other than the Company’s liquidation into a newly formed holding company).

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (i) the Company becomes a direct or indirect wholly-owned subsidiary of a holding company and (ii)(A) the holders of the voting stock of such holding company immediately after giving effect to that transaction are substantially the same as the holders of the Company’s voting stock immediately prior to that transaction or (B) immediately after giving effect to that transaction, no person or group (other than a holding company) is the beneficial owner, directly or indirectly, of more than 50% of the voting stock of such holding company.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Event (as defined below).

“Fitch” means Fitch Ratings, Inc. and its successors.

“Investment Grade” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s (as defined below) and BBB- (or the equivalent) by S&P (as defined below), and the equivalent investment grade credit rating from any Substitute Rating Agency (as defined below) or rating agencies selected by us.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s corporation, and its successors.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Rating Agencies” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to provide rating services to issuers or investors, a Substitute Ratings Agency.

“Ratings Event” means the Notes cease to be rated as Investment Grade by at least two out of the three Rating Agencies on any day within the period (which period will be extended so long as the rating of the Notes is under publicly announced consideration for a possible ratings change by any of the Rating Agencies other than solely with positive implications) commencing on the earlier of (1) the public announcement of an intention to effect a Change of Control or (2) the consummation of a Change of Control and ending 60 days following the consummation of a Change of Control; provided, however, that a Ratings Event will not be deemed to have occurred in respect of a particular Change of Control (and thus such Change of Control will not constitute a Change of Control Triggering Event) unless at least two of the Ratings Agencies publicly announce or confirm or inform the Series Trustee that their ratings action was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, such Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Event). If a Rating Agency is not providing a rating for the Notes at the commencement of such period, the Notes will be deemed to have ceased to be rated as Investment Grade by such Rating Agency during such period.

“S&P” means S&P Global Ratings Inc., a division of S&P Global Inc. and its successors.

“Substitute Rating Agency” means a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Company (as certified by its Chief Executive Officer or Chief Financial Officer) as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be, and acceptable to the Series Trustee.

“Voting Stock” means, with respect to any specified Person (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the equity interests of such Person that are at the time entitled to vote generally in the election of directors to the board of directors (or members of a comparable body) of such Person.

Limitations on Liens

Neither the Company nor any of its Subsidiaries may incur or otherwise create in order to secure Indebtedness for borrowed money any liens upon any Principal Facility (as defined below) or any shares of Capital Stock or other equity interests that any of the Company’s Subsidiaries owning any Principal Facility has issued to the Company or any of its other Subsidiaries. If the Company or any of its Subsidiaries incur such liens, then it must secure the Notes to the same extent and in the same proportion as the Indebtedness that is secured by such liens. This covenant does not apply, however, to any of the following:

(1)

in the case of a Principal Facility, liens incurred in connection with the issuance by a state or political subdivision thereof of any securities the interest on which is exempt from United States federal income taxes by virtue of Section 103 of the Internal Revenue Code of 1986, as amended, or any other laws or regulations in effect at the time of such issuance;

(2)	liens existing on the date of the Officer’s Certificate;

(3)	liens securing only the Securities of any Series issued under the Indenture equally and ratably with all Securities of all Series;

(4)

liens on property or shares of Capital Stock or other equity interests existing at the time the Company or any of its Subsidiaries acquire such property or shares of Capital Stock or other equity interests, including through a merger, share exchange or consolidation, or securing the payment of all or part of such purchase price or construction or improvement of such property incurred prior to, at the time of, or within 180 days after the later of the acquisition, completion of construction or improvement or commencement of full operation of such property or within 180 days after the acquisition of such shares of Capital Stock or other equity interests for the purpose of financing all or a portion of such purchase price or construction or improvement on such property;

(5)

liens on any Principal Facility in favor of a domestic or foreign governmental body to secure partial progress, advance or other payments pursuant to any contract with or statute of such governmental body;

(6)	liens securing Indebtedness of a Subsidiary owing to the Company or one of its other Subsidiaries;

(7)	liens on assets which are presented on the Company’s balance sheet or the balance sheet of any of its Subsidiaries because of the existence of a VIE Transaction (as defined below); or

(8)

liens for the sole purpose of extending, renewing or replacing in whole or in part the Indebtedness secured by any lien referred to in clauses (5), (6) and (7) or in this clause (8), provided that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement and such extension, renewal or replacement is limited to all or a part of the property that was secured by the lien so extended, renewed or replaced (plus improvements on such property).

Notwithstanding the foregoing, the Company and/or any of its Subsidiaries may create, assume and incur liens that would otherwise be subject to the restriction described above, without securing the Notes equally and ratably, if the aggregate value of all outstanding Indebtedness secured by such liens and the value of all Sale and Leaseback Transactions does not at the time exceed the greater of 15% of its Consolidated Net Tangible Assets (as defined below) or 15% of its Consolidated Capitalization (as defined below).

Notwithstanding the foregoing, any lien securing outstanding Notes granted pursuant to this covenant will be automatically and unconditionally released and discharged upon the release by all holders of the debt secured by the lien giving rise to the lien securing the outstanding Notes (including any deemed release upon payment in full of all obligations under such debt) or, with respect to any particular Principal Facility or Capital Stock, or other equity interests of any of the Company’s Subsidiaries, securing outstanding Notes, upon any sale, exchange or transfer to any Person that is not one of its Affiliates of such Principal Facility or Capital Stock or other equity interests, provided that no holder of debt secured thereby is secured by any other Principal Facility or Capital Stock or other equity interests of any of our subsidiaries upon such sale, exchange or transfer.

Limitations on Sale and Leaseback Transactions

A Sale and Leaseback Transaction of any Principal Facility by the Company or any of its Subsidiaries is prohibited unless, within 180 days of the effective date of the arrangement, an amount equal to the greater of the proceeds of the sale of the property leased or the fair value of the property at the time of entering into the arrangement (as determined by the Company’s Board of Directors) (“value”) is applied by the Company to either (1) the acquisition, directly or indirectly, of one or more Principal Facilities or a portion thereof, or (2) the retirement of non-subordinated Indebtedness for money borrowed with a remaining maturity of more than one year, including the Notes, except that any such Sale and Leaseback Transaction is permitted to the extent that the value thereof plus the other outstanding Indebtedness secured by liens that would otherwise be subject to the restrictions described in the first paragraph under “—Limitations on Liens” does not exceed the amount stated in the penultimate paragraph under “— Limitations on Liens.” This covenant will also not apply to any Sale and Leaseback Transaction between the Company and one of its Subsidiaries or between any Subsidiaries.

“Consolidated Capitalization” means the total of all of the assets appearing on the Company’s most recent quarterly or annual consolidated balance sheet, less:

(1) current liabilities, including liabilities for Indebtedness maturing more than one year from the date of the original creation thereof, but maturing within one year from the date of such consolidated balance sheet; and

(2) deferred income tax liabilities appearing on such consolidated balance sheet.

“Consolidated Net Tangible Assets” means the excess of all assets over current liabilities appearing on the Company’s most recent quarterly or annual consolidated balance sheet, less goodwill and other intangible assets and the minority interests of others in its Subsidiaries.

“Principal Facility” means any individual facility, together with the land upon which it is erected and fixtures comprising a part thereof, used primarily for manufacturing, processing, production or distribution and located in the United States, now or hereafter owned or leased pursuant to a capital lease by the Company or any Subsidiary, that has a gross book value (without deduction of any depreciation reserve) on the date as of which the determination is being made exceeding 4% of the Company’s Consolidated Capitalization, other than any property which, in the opinion of its Board of Directors, is not of material importance to the business conducted by the Company and its Subsidiaries, taken as a whole.

“Sale and Leaseback Transaction” means the sale or transfer of a Principal Facility with the intention of taking back a lease of the property, except a lease for a temporary period of less than three years, including renewals, with the intent that the use by the Company or any Subsidiary will be discontinued on or before the expiration of such period.

“VIE Transaction” means a transaction between the Company or any of its Subsidiaries and a Person where such Person is, because of the nature of such transaction and the relationship of the parties, a variable interest entity under Financial Accounting Standards Board Accounting Standards Codification 810, Consolidation, as the same may be revised, modified, amended, supplemented or restated from time to time.

Defeasance

The Indenture contains provisions for defeasance of (a) the entire Indebtedness of the Company on this Note and (b) certain restrictive covenants and the related defaults and Events of Default applicable to the Company, in each case, upon compliance by the Company with certain conditions set forth in the Indenture, which provisions apply to this Note; provided that the Company will, subject to the satisfaction of the conditions set forth in Section 8.04 of the Indenture, also be released from its obligations under the covenants contained herein under “—Limitations on Liens” and “—Limitations on Sale and Leaseback Transactions.” Except in the case of a Change of Control Triggering Event, this Note is not subject to repayment at the Holder’s option.

Events of Default and Remedies

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared, and in certain cases shall automatically become, due and payable in the manner and with the effect provided in the Indenture; provided that under Section 6.01(4)(A) and (B), in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates to $150,000,000 or more.

As provided in and subject to the provisions of the Indenture, except with respect to payment on a Holder’s debt security when due, a Holder of Notes may pursue a remedy with respect to the Indenture or the Notes only if: (1) such Holder has previously given the Series Trustee written notice that an Event of Default with respect to such Notes is continuing; (2) the Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Series Trustee to pursue the remedy; (3) such Holder or Holders offer and, if requested, provide to the Series Trustee security or indemnity reasonably satisfactory to the Series Trustee against any loss, liability or expense; (4) the Series Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and (5) during such 60-day period, the Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Series Trustee a direction inconsistent with such request.

Amendments

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Series Trustee, with the consent of the Holders of a majority in principal amount of the outstanding Notes. Subject to certain exceptions provided in the Indenture, without the consent of any Holder, the Company and Series Trustee shall be entitled to amend the Indenture or the Notes in certain circumstances to make changes that do not adversely affect in any material respect the legal rights under the Indenture of any such Holder. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

Payment

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

Transfer, Registration and Exchange

As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any office or agency of the Company (initially, the office of the Series Trustee) where the principal of and premium, if any, and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar for the Notes duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denomination and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations set forth herein and therein, the Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Series Trustee and any Agent of the Company or the Series Trustee may treat the Person in whose name this Note is registered in the Security Register as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Company, the Series Trustee or any such Agent shall be affected by notice to the contrary.

Miscellaneous

The obligations of the Company under the Indenture and this Note and all documents delivered in the name of the Company in connection herewith and therewith do not and shall not constitute personal obligations of the directors, officers, employees, agents or shareholders of the Company or any of them, and shall not involve any claim against or personal liability on the part of any of them, and all persons, including the Series Trustee, shall look solely to the assets of the Company for the payment of any claim thereunder or for the performance thereof and shall not seek recourse against such directors, officers, employees, agents or shareholders of the Company or any of them or any of their personal assets for such satisfaction. The performance of the obligations of the Company under the Indenture and this Note and all documents delivered in the name of the Company in connection therewith shall not be deemed a waiver of any rights or powers of the Company or its directors or its shareholders under the Company’s Restated Articles of Incorporation.

All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

The Indenture and the Notes, including this Note, shall be governed by and construed in accordance with the laws of the State of New York.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused “CUSIP” numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the correctness or accuracy of such CUSIP numbers as printed on the Notes, and reliance may be placed only on the other identification numbers printed hereon.

Unless the certificate of authentication hereon has been executed by or on behalf of the Series Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby

sells, assigns and transfers unto

PLEASE INSERT SOCIAL

SECURITY OR OTHER IDENTIFYING

NUMBER OF ASSIGNEE

(Please Print or Typewrite Name and Address, including Zip Code, of Assignee)

the within Note of Flowers Foods, Inc. and hereby does irrevocably constitute and appoint

Attorney to transfer said Note on the books of the within-named Company with full power of substitution in the premises

Dated:

Signature

NOTICE: The signature to this assignment must correspond with the name as it appears on the first page of the within Note in every particular, without alteration or enlargement or any change whatever.

Signature Guaranteed:

NOTICE: Signature(s) must be guaranteed by an “eligible guarantor institution” that is a member or participant in a “signature guarantee program” (e.g., the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program and the New York Stock Exchange Medallion Program).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a definitive note, or exchanges of a part of another Global Note or definitive note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Note Custodian

Exhibit B

Form of 2055 Note

THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”). THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF ANY PERSON OTHER THAN DTC OR A NOMINEE THEREOF, AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER, OR IN EXCHANGE FOR OR IN LIEU OF, THIS SECURITY SHALL BE A GLOBAL NOTE SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

No. 1	Principal Amount: $300,000,000

CUSIP No. 343498 AE1

FLOWERS FOODS, INC.

6.200% Senior Notes due 2055

FLOWERS FOODS, INC., a Georgia corporation (hereinafter called the “Company,” which term shall include any successor Person under the Indenture (as defined on the Reverse Side of Note)), for value received, hereby promises to pay to Cede & Co., as nominee for DTC, or registered assigns, upon presentation, the principal amount of three hundred million dollars ($300,000,000) on March 15, 2055, the maturity date, unless subject to earlier redemption or repurchase in accordance with the terms of this Note and to pay interest on the outstanding principal amount from February 14, 2025 or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semiannually in arrears on March 15 and September 15 in each year (each, an “Interest Payment Date”), commencing September 15, 2025, at the rate of 6.200% per annum (calculated based on a 360-day year consisting of twelve 30-day months), until the entire principal amount hereof is paid or made available for payment.

The interest so payable, and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid, in immediately available funds, to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the regular record date for such interest, which shall be March 1 or September 1 (whether or not a Business Day), as the case may be (each, a “Regular Record Date”), immediately preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder of record on such Regular Record Date, and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of defaulted interest to be fixed by the Series Trustee (as defined below), notice whereof shall be given to Holders of the Notes (as defined below) not more than 15 days prior to such Special Record Date and not less than 10 days prior to the related payment date for such defaulted interest, or may be paid at any time in any other lawful manner deemed practicable by the Series Trustee and not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Payment of the principal of, premium, if any, and interest on this Global Note will be paid to DTC for the purpose of permitting DTC to credit the principal, premium, if any, and interest received by it in respect of this Global Note to the accounts of the beneficial owners thereof; provided, however, that if this Note is not a Global Note, payment of the principal of, premium, if any, and interest on this Note will be made at the office or agency of the Series Trustee, or elsewhere as provided in the Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; and provided, further, that, if this Note is not a Global Note, at the option of the Company, payment of interest on an Interest Payment Date may be made by (a) check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (b) wire transfer to an account maintained by the Person entitled thereto as specified in the Security Register.

Additional provisions of this Note are set forth following the signature page hereof, which provisions shall for all purposes have the same effect as if set forth at this place.

2

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed this 14th day of February, 2025.

FLOWERS FOODS, INC.

By:
Name: R. Steve Kinsey
Title: Chief Financial Officer

SERIES TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This Note is one or all of the Securities of the Series designated, described or provided for in the within-mentioned Indenture.

Dated: February 14, 2025

REGIONS BANK, as Series Trustee

By:
Authorized Signatory

[REVERSE SIDE OF NOTE]

6.200% Senior Note due 2055

This Note is one or all of a duly authorized issue of securities of the Company issued and to be issued in one or more series under the Indenture, dated as of April 3, 2012 (the “Base Indenture”), between the Company and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee (the “Base Trustee”), as amended and supplemented from time to time, including without limitation, pursuant to the Officer’s Certificate, dated February 14, 2025 (the “Officer’s Certificate” and, together with the Base Indenture, the “Indenture”), establishing the specific terms and form of this Note and appointing Regions Bank to serve as series trustee with respect to the Notes (the “Series Trustee”, which term includes any successor trustee thereunder), which Indenture reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Series Trustee and the Holders of the Securities and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one or all of the securities of the Series issued hereby and designated as the “6.200% Senior Notes due 2055” (the “Notes”).

The Company appointed Regions Bank as Series Trustee, Paying Agent, and Registrar with respect to the Notes, with all of the rights, powers, and duties under the Indenture with respect to the Notes, and Regions Bank, by execution of an Acknowledgement to the Officer’s Certificate, accepted such appointment. The Base Trustee will continue to serve as the trustee under the Base Indenture with respect to the existing Series of securities outstanding as to which it has served and continues to serve as trustee under the Base Indenture, and for all other purposes under the Base Indenture (other than with respect to the Notes and the Company’s 5.750% Senior Notes due 2035 issued simultaneously herewith).

Optional Redemption

Prior to September 15, 2054 (six months prior to the maturity date of the Notes) (the “Par Call Date”), the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 25 basis points less (b) interest accrued to the date of redemption, and

(2)	100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the Par Call Date, the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

5

Notwithstanding the foregoing, installments of interest on the Notes that are due and payable on an Interest Payment Date falling on or prior to a redemption date will be payable on that Interest Payment Date to the Holders as of the close of business on the relevant record date according to the Notes and the Indenture.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semiannual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average

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of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semiannual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

The Series Trustee shall have no duty or responsibility to determine, or verify the calculation of, the redemption price.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each Holder of the Notes to be redeemed. Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on any Notes or portions thereof called for redemption. If less than all the Notes are to be redeemed, the Series Trustee will select the Notes to be redeemed pro rata, by lot, or by another method compliant with applicable legal and securities exchange requirements, if any, and that the Series Trustee deems to be fair and appropriate in accordance with DTC’s procedures.

Special Mandatory Redemption

The Notes will be subject to a special mandatory redemption in the event that (i) the Simple Mills Acquisition (as defined below) is not consummated on or prior to the later of (x) April 7, 2025 (as such date may be extended in accordance with the Merger Agreement (as defined below) to October 7, 2025) (the “Termination Date”) or (y) the date that is five business days after any later date to which the parties to the Merger Agreement may agree to extend the Termination Date in the Merger Agreement (the “Special Mandatory Redemption End Date”), or (ii) the Company notifies the Series Trustee in writing that it will not pursue consummation of the Simple Mills Acquisition. Each of such events is referred to as a “Special Mandatory Redemption Event.” If a Special Mandatory Redemption Event occurs, the Company will be required to redeem the outstanding Notes at a price (the “Special Mandatory Redemption Price”) equal to 101% of the principal amount thereof plus accrued and unpaid interest from the date of initial issuance, or the most recent date to which interest has been paid or provided for, whichever is later, to, but excluding, the special mandatory redemption date, which date will be selected by the Company and will be a date no later than ten business days following the occurrence of the Special Mandatory Redemption Event (the “Special Mandatory Redemption Date”). Unless the Company defaults in payment of the Special Mandatory Redemption Price, on and after such Special Mandatory Redemption Date, interest on the Notes will cease to accrue.

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In the event that the Company becomes obligated to redeem the Notes pursuant to the special mandatory redemption, the Company, either directly or through the Series Trustee at the Company’s written direction and on the Company’s behalf, will cause a notice of the special mandatory redemption to be sent, not later than five business days after the occurrence of the Special Mandatory Redemption Event, to each Holder of the Notes at their registered addresses (with a copy of such notice simultaneously delivered to the Series Trustee if directly sent by the Company). Such notice will also specify the Special Mandatory Redemption Date. If funds sufficient to pay the Special Mandatory Redemption Price of the Notes to be redeemed on the Special Mandatory Redemption Date are deposited with the Paying Agent on or before such Special Mandatory Redemption Date, and certain other conditions are satisfied, on and after such Special Mandatory Redemption Date, the Notes to be redeemed will cease to accrue interest and all rights under the Indenture with respect to the Notes to be redeemed shall terminate.

Failure to make the special mandatory redemption, if required in accordance with the terms described above, will constitute an Event of Default under the Indenture with respect to the Notes.

Upon the consummation of the Simple Mills Acquisition, the foregoing provisions regarding special mandatory redemption will cease to apply. For purposes of the foregoing, the Simple Mills Acquisition will be deemed consummated if the closing under the Merger Agreement occurs, including after giving effect to any amendments or modifications to the Merger Agreement or waivers thereunder acceptable to the Company.

For purposes of the foregoing discussion of the special mandatory redemption provisions, the following definitions are applicable:

“Simple Mills” means Simple Mills, Inc.

“Simple Mills Acquisition” means the proposed acquisition of Purposeful Foods Holdings, Inc., the parent company of Simple Mills, by Flowers Foods, Inc., pursuant to the Merger Agreement.

“Merger Agreement” means the Agreement and Plan of Merger, dated January 7, 2025, by and among Flowers Foods, Inc., Daffodil Acquisition Sub, LLC, Daffodil Merger Sub, Inc., and Purposeful Foods Holdings, Inc., as such agreement may be amended or modified or any provision thereof waived.

Repurchase Upon Change of Control Triggering Event

If a Change of Control Triggering Event (as defined below) occurs, unless the Company has exercised its option to redeem the Notes, it will be required to make an offer to each Holder of such Notes to repurchase all or any part (equal to a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes (the “Change of Control Offer”) for a payment in cash equal to 101% of the aggregate principal amount of the Notes plus unpaid interest, if any, accrued to, but excluding, the date of repurchase (the “Change of Control Payment”), subject to the rights of Holders of such Notes on a Regular Record Date or Special Record Date to receive any interest due on the Change of Control Payment Date (as defined below).

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Within 30 days following any Change of Control Triggering Event or, at the Company’s option, prior to any Change of Control (as defined below), but after public announcement of the transaction that constitutes or may constitute the Change of Control, the Company will mail or deliver electronically a notice to each Holder of Notes, with a copy to the Series Trustee, describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase the Notes on the date specified in such notice, which date will be no earlier than 10 days and no later than 60 days from the date such notice is mailed to Holders (the “Change of Control Payment Date”). The notice, if mailed prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned upon the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

On the Change of Control Payment Date, the Company will, to the extent lawful:

(1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3) deliver or cause to be delivered to the Series Trustee for cancellation the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased.

The Paying Agent will promptly transmit to each Holder who properly tendered Notes the Change of Control Payment for the Notes being repurchased, and the Series Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unrepurchased portion, if any, of any Notes surrendered; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

The Company will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for the Change of Control Offer otherwise to be made by the Company, and the third party purchases all Notes properly tendered and not withdrawn under its offer. In addition, the Company will not repurchase any Notes if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the Indenture, other than a Default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

If Holders of not less than 90% in aggregate principal amount of outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company, as described above, purchases all of the Notes validly tendered and not withdrawn by such Holders, all of the Holders will be deemed to have consented to such Change of Control Offer and, accordingly, the

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Company will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption (subject to the right of Holders of record on a record date to receive interest on the relevant Interest Payment Date).

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions, the Company will comply with those securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Offer provisions herein by virtue of any such conflict.

The failure by the Company to comply with its obligations in the event of a Change of Control Triggering Event will constitute an Event of Default with respect to the Notes.

For purposes of the foregoing discussion of the Change of Control Offer provisions, the following definitions are applicable:

“Change of Control” means the occurrence of any one of the following:

(1)

the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any “person” or “group” within the meaning of Section 13(d)(3) of the Exchange Act other than to the Company or its Subsidiaries;

(2)

the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person or group becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our outstanding voting stock or other voting stock into which the Company’s voting stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than the number of shares;

(3)

the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the Company’s outstanding voting stock is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Company’s voting stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the voting stock of the surviving Person or any direct or indirect parent company of the surviving Person immediately after giving effect to such transaction; or

(4)	the adoption of a plan relating to the Company’s liquidation, dissolution or winding up (other than the Company’s liquidation into a newly formed holding company).

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Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (i) the Company becomes a direct or indirect wholly-owned subsidiary of a holding company and (ii)(A) the holders of the voting stock of such holding company immediately after giving effect to that transaction are substantially the same as the holders of the Company’s voting stock immediately prior to that transaction or (B) immediately after giving effect to that transaction, no person or group (other than a holding company) is the beneficial owner, directly or indirectly, of more than 50% of the voting stock of such holding company.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Event (as defined below).

“Fitch” means Fitch Ratings, Inc. and its successors.

“Investment Grade” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s (as defined below) and BBB- (or the equivalent) by S&P (as defined below), and the equivalent investment grade credit rating from any Substitute Rating Agency (as defined below) or rating agencies selected by us.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s corporation, and its successors.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Rating Agencies” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to provide rating services to issuers or investors, a Substitute Ratings Agency.

“Ratings Event” means the Notes cease to be rated as Investment Grade by at least two out of the three Rating Agencies on any day within the period (which period will be extended so long as the rating of the Notes is under publicly announced consideration for a possible ratings change by any of the Rating Agencies other than solely with positive implications) commencing on the earlier of (1) the public announcement of an intention to effect a Change of Control or (2) the consummation of a Change of Control and ending 60 days following the consummation of a Change of Control; provided, however, that a Ratings Event will not be deemed to have occurred in respect of a particular Change of Control (and thus such Change of Control will not constitute a Change of Control Triggering Event) unless at least two of the Ratings Agencies publicly announce or confirm or inform the Series Trustee that their ratings action was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, such Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Event). If a Rating Agency is not providing a rating for the Notes at the commencement of such period, the Notes will be deemed to have ceased to be rated as Investment Grade by such Rating Agency during such period.

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“S&P” means S&P Global Ratings Inc., a division of S&P Global Inc. and its successors.

“Substitute Rating Agency” means a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Company (as certified by its Chief Executive Officer or Chief Financial Officer) as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be, and acceptable to the Series Trustee.

“Voting Stock” means, with respect to any specified Person (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the equity interests of such Person that are at the time entitled to vote generally in the election of directors to the board of directors (or members of a comparable body) of such Person.

Limitations on Liens

Neither the Company nor any of its Subsidiaries may incur or otherwise create in order to secure Indebtedness for borrowed money any liens upon any Principal Facility (as defined below) or any shares of Capital Stock or other equity interests that any of the Company’s Subsidiaries owning any Principal Facility has issued to the Company or any of its other Subsidiaries. If the Company or any of its Subsidiaries incur such liens, then it must secure the Notes to the same extent and in the same proportion as the Indebtedness that is secured by such liens. This covenant does not apply, however, to any of the following:

(1)

in the case of a Principal Facility, liens incurred in connection with the issuance by a state or political subdivision thereof of any securities the interest on which is exempt from United States federal income taxes by virtue of Section 103 of the Internal Revenue Code of 1986, as amended, or any other laws or regulations in effect at the time of such issuance;

(2)	liens existing on the date of the Officer’s Certificate;

(3)	liens securing only the Securities of any Series issued under the Indenture equally and ratably with all Securities of all Series;

(4)

liens on property or shares of Capital Stock or other equity interests existing at the time the Company or any of its Subsidiaries acquire such property or shares of Capital Stock or other equity interests, including through a merger, share exchange or consolidation, or securing the payment of all or part of such purchase price or construction or improvement of such property incurred prior to, at the time of, or within 180 days after the later of the acquisition, completion of construction or improvement or commencement of full operation of such property or within 180 days after the acquisition of such shares of Capital Stock or other equity interests for the purpose of financing all or a portion of such purchase price or construction or improvement on such property;

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(5)

liens on any Principal Facility in favor of a domestic or foreign governmental body to secure partial progress, advance or other payments pursuant to any contract with or statute of such governmental body;

(6)	liens securing Indebtedness of a Subsidiary owing to the Company or one of its other Subsidiaries;

(7)	liens on assets which are presented on the Company’s balance sheet or the balance sheet of any of its Subsidiaries because of the existence of a VIE Transaction (as defined below); or

(8)

liens for the sole purpose of extending, renewing or replacing in whole or in part the Indebtedness secured by any lien referred to in clauses (5), (6) and (7) or in this clause (8), provided that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement and such extension, renewal or replacement is limited to all or a part of the property that was secured by the lien so extended, renewed or replaced (plus improvements on such property).

Notwithstanding the foregoing, the Company and/or any of its Subsidiaries may create, assume and incur liens that would otherwise be subject to the restriction described above, without securing the Notes equally and ratably, if the aggregate value of all outstanding Indebtedness secured by such liens and the value of all Sale and Leaseback Transactions does not at the time exceed the greater of 15% of its Consolidated Net Tangible Assets (as defined below) or 15% of its Consolidated Capitalization (as defined below).

Notwithstanding the foregoing, any lien securing outstanding Notes granted pursuant to this covenant will be automatically and unconditionally released and discharged upon the release by all holders of the debt secured by the lien giving rise to the lien securing the outstanding Notes (including any deemed release upon payment in full of all obligations under such debt) or, with respect to any particular Principal Facility or Capital Stock, or other equity interests of any of the Company’s Subsidiaries, securing outstanding Notes, upon any sale, exchange or transfer to any Person that is not one of its Affiliates of such Principal Facility or Capital Stock or other equity interests, provided that no holder of debt secured thereby is secured by any other Principal Facility or Capital Stock or other equity interests of any of our subsidiaries upon such sale, exchange or transfer.

Limitations on Sale and Leaseback Transactions

A Sale and Leaseback Transaction of any Principal Facility by the Company or any of its Subsidiaries is prohibited unless, within 180 days of the effective date of the arrangement, an amount equal to the greater of the proceeds of the sale of the property leased or the fair value of

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the property at the time of entering into the arrangement (as determined by the Company’s Board of Directors) (“value”) is applied by the Company to either (1) the acquisition, directly or indirectly, of one or more Principal Facilities or a portion thereof, or (2) the retirement of non-subordinated Indebtedness for money borrowed with a remaining maturity of more than one year, including the Notes, except that any such Sale and Leaseback Transaction is permitted to the extent that the value thereof plus the other outstanding Indebtedness secured by liens that would otherwise be subject to the restrictions described in the first paragraph under “— Limitations on Liens” does not exceed the amount stated in the penultimate paragraph under “— Limitations on Liens.” This covenant will also not apply to any Sale and Leaseback Transaction between the Company and one of its Subsidiaries or between any Subsidiaries.

“Consolidated Capitalization” means the total of all of the assets appearing on the Company’s most recent quarterly or annual consolidated balance sheet, less:

(1) current liabilities, including liabilities for Indebtedness maturing more than one year from the date of the original creation thereof, but maturing within one year from the date of such consolidated balance sheet; and

(2) deferred income tax liabilities appearing on such consolidated balance sheet.

“Consolidated Net Tangible Assets” means the excess of all assets over current liabilities appearing on the Company’s most recent quarterly or annual consolidated balance sheet, less goodwill and other intangible assets and the minority interests of others in its Subsidiaries.

“Principal Facility” means any individual facility, together with the land upon which it is erected and fixtures comprising a part thereof, used primarily for manufacturing, processing, production or distribution and located in the United States, now or hereafter owned or leased pursuant to a capital lease by the Company or any Subsidiary, that has a gross book value (without deduction of any depreciation reserve) on the date as of which the determination is being made exceeding 4% of the Company’s Consolidated Capitalization, other than any property which, in the opinion of its Board of Directors, is not of material importance to the business conducted by the Company and its Subsidiaries, taken as a whole.

“Sale and Leaseback Transaction” means the sale or transfer of a Principal Facility with the intention of taking back a lease of the property, except a lease for a temporary period of less than three years, including renewals, with the intent that the use by the Company or any Subsidiary will be discontinued on or before the expiration of such period.

“VIE Transaction” means a transaction between the Company or any of its Subsidiaries and a Person where such Person is, because of the nature of such transaction and the relationship of the parties, a variable interest entity under Financial Accounting Standards Board Accounting Standards Codification 810, Consolidation, as the same may be revised, modified, amended, supplemented or restated from time to time.

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Defeasance

The Indenture contains provisions for defeasance of (a) the entire Indebtedness of the Company on this Note and (b) certain restrictive covenants and the related defaults and Events of Default applicable to the Company, in each case, upon compliance by the Company with certain conditions set forth in the Indenture, which provisions apply to this Note; provided that the Company will, subject to the satisfaction of the conditions set forth in Section 8.04 of the Indenture, also be released from its obligations under the covenants contained herein under “—Limitations on Liens” and “—Limitations on Sale and Leaseback Transactions.” Except in the case of a Change of Control Triggering Event, this Note is not subject to repayment at the Holder’s option.

Events of Default and Remedies

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared, and in certain cases shall automatically become, due and payable in the manner and with the effect provided in the Indenture; provided that under Section 6.01(4)(A) and (B), in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates to $150,000,000 or more.

As provided in and subject to the provisions of the Indenture, except with respect to payment on a Holder’s debt security when due, a Holder of Notes may pursue a remedy with respect to the Indenture or the Notes only if: (1) such Holder has previously given the Series Trustee written notice that an Event of Default with respect to such Notes is continuing; (2) the Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Series Trustee to pursue the remedy; (3) such Holder or Holders offer and, if requested, provide to the Series Trustee security or indemnity reasonably satisfactory to the Series Trustee against any loss, liability or expense; (4) the Series Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and (5) during such 60-day period, the Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Series Trustee a direction inconsistent with such request.

Amendments

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Series Trustee, with the consent of the Holders of a majority in principal amount of the outstanding Notes. Subject to certain exceptions provided in the Indenture, without the consent of any Holder, the Company and Series Trustee shall be entitled to amend the Indenture or the Notes in certain circumstances to make changes that do not adversely affect in any material respect the legal rights under the Indenture of any such Holder. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

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Payment

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

Transfer, Registration and Exchange

As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any office or agency of the Company (initially, the office of the Series Trustee) where the principal of and premium, if any, and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar for the Notes duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denomination and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations set forth herein and therein, the Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Series Trustee and any Agent of the Company or the Series Trustee may treat the Person in whose name this Note is registered in the Security Register as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Company, the Series Trustee or any such Agent shall be affected by notice to the contrary.

Miscellaneous

The obligations of the Company under the Indenture and this Note and all documents delivered in the name of the Company in connection herewith and therewith do not and shall not constitute personal obligations of the directors, officers, employees, agents or shareholders of the Company or any of them, and shall not involve any claim against or personal liability on the part

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of any of them, and all persons, including the Series Trustee, shall look solely to the assets of the Company for the payment of any claim thereunder or for the performance thereof and shall not seek recourse against such directors, officers, employees, agents or shareholders of the Company or any of them or any of their personal assets for such satisfaction. The performance of the obligations of the Company under the Indenture and this Note and all documents delivered in the name of the Company in connection therewith shall not be deemed a waiver of any rights or powers of the Company or its directors or its shareholders under the Company’s Restated Articles of Incorporation.

All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

The Indenture and the Notes, including this Note, shall be governed by and construed in accordance with the laws of the State of New York.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused “CUSIP” numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the correctness or accuracy of such CUSIP numbers as printed on the Notes, and reliance may be placed only on the other identification numbers printed hereon.

Unless the certificate of authentication hereon has been executed by or on behalf of the Series Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby

sells, assigns and transfers unto

PLEASE INSERT SOCIAL

SECURITY OR OTHER IDENTIFYING

NUMBER OF ASSIGNEE

(Please Print or Typewrite Name and Address, including Zip Code, of Assignee)

the within Note of Flowers Foods, Inc. and hereby does irrevocably constitute and appoint

Attorney to transfer said Note on the books of the within-named Company with full power of substitution in the premises

Dated:

Signature

NOTICE: The signature to this assignment must correspond with the name as it appears on the first page of the within Note in every particular, without alteration or enlargement or any change whatever.

Signature Guaranteed:

NOTICE: Signature(s) must be guaranteed by an “eligible guarantor institution” that is a member or participant in a “signature guarantee program” (e.g., the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program and the New York Stock Exchange Medallion Program).

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a definitive note, or exchanges of a part of another Global Note or definitive note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Note Custodian

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